UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 23, 2015	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Robert McCollum’s Consulting Agreement

In connection with his previously announced retirement, on July 23, 2015 Comtech Telecommunications Corp. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Robert McCollum, Senior Vice President, President of Comtech EF Data Corp. Under the terms of the Consulting Agreement, Mr. McCollum’s employment with the Company will end on August 1, 2015 and he will become a Senior Advisor to the CEO for the six month period from August 2, 2015 through January 31, 2016. For each day that Mr. McCollum provides consulting services to the Company, he will be entitled to receive $1,600 plus the reimbursement of reasonable business expenses.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    July 23, 2015

By:	/s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and
Chief Financial Officer